Exhibit 5.1

HUNTON & WILLIAMS LLP FOUNTAIN PLACE 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202-2799 TEL 214 • 979 • 3000 FAX 214 • 880 • 0011 FILE NO: 75336.000005

March 22, 2013

Board of Directors

First Financial Bankshares, Inc.

400 Pine

Abilene, Texas 79601

Ladies and Gentlemen:

We have acted as counsel to First Financial Bankshares, Inc., a Texas corporation (“First Financial”), in connection with the proposed issuance of up to 420,000 shares (“Shares”) of First Financial’s common stock, par value $0.01 per share (“Common Stock”). The Shares are proposed to be offered to OSB Financial Services, Inc., a Texas corporation (the “Company”), in connection with the sale of the common stock of Orange Savings Bank, SSB a wholly-owned subsidiary of the Company, to First Financial by means of the merger (the “Merger”) of Orange Savings Bank, SSB with and into First Financial Bank, N.A., a wholly-owned subsidiary of First Financial, pursuant to the terms of the Agreement and Plan of Merger, dated February 20, 2013, by and between the First Financial, First Financial Bank, N.A., the Company and Orange Savings Bank, SSB (the “Merger Agreement”). First Financial has filed with the Securities and Exchange Commission a Registration Statement (the “Registration Statement”) on Form S-4 relating to the registration of the offering and sale of the Shares pursuant to the Merger Agreement under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion, we have examined originals, or copies certified to our satisfaction, of such records, agreements, instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In all such examinations we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed, with respect to all parties to agreements or instruments relevant hereto, other than First Financial and First Financial Bank, N.A., with respect to the Merger Agreement, that such parties had the requisite power and authority (corporate or other) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to various matters of fact relevant to the opinion hereinafter expressed, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers and representatives of First Financial, First Financial Bank, N.A. and others.

For purposes of this opinion, we have assumed that, prior to the issuance of any Shares, (i) the Registration Statement, including all amendments, will have become effective under the Securities Act and (ii) the Merger will have become effective.

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www.hunton.com

Board of Directors

March 22, 2013

Based on the foregoing, and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when the Shares are issued in accordance with the terms of the Merger Agreement upon consummation of the Merger, such Shares will be validly issued, fully paid and nonassessable. The foregoing opinion is based on and is limited to the corporate laws of the State of Texas, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ Hunton & Williams LLP